                                                                  EXHIBIT (a)(v)

                      THE ENTERPRISE GROUP OF FUNDS, INC.

                           CERTIFICATE OF CORRECTION


     The Enterprise Group of Funds, Inc., a Maryland corporation (the "Corporation") with its principal corporate offices in the State of Maryland in Baltimore, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

1. The title of the document being corrected, a copy of which is attached hereto as Appendix A is "Articles of Amendment."

2. The name of the party to the document being corrected is The Enterprise Group of Funds, Inc.

3. The document was filed with the Maryland State Department of Assessments and Taxation on April 22, 1997.

4.   The title of the document as corrected is "Articles Supplementary."

5. a. The provision of the document as originally filed that is being corrected was as follows:

     "(3) The charter of the corporation is hereby amended as follows: The total number of shares of capital stock that the Corporation has authority to issue has been increased from 800,000,000 shares of common stock, $.10 par value, with an aggregate par value of $80,000,000 to 1,700,000,000 shares of common stock, $.10 par value, with an aggregate par value of $170,000,000 to be designated by the Board of Directors for Class A, Class B, Class C and Class Y shares of the Growth, Growth & Income, Equity, Equity Income, Capital Appreciation, Small Company Income, Small Company Growth, International Growth, Managed Government Securities, Tax-Exempt, High-Yield Bond and Money Market Portfolios."

     b.  The provision of the document as corrected is as follows:

     "(3) The Board of Directors of the Corporation, an open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of Eight Hundred Million (800,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows:

     (a) increase the number of authorized shares from Eight Hundred Million (800,000,000) shares of common stock, $.10 par value, with an aggregate par value of Eighty Million Dollars ($80,000,000) to One Billion Seven Hundred Million (1,700,000,000) shares of common stock, $.10 par value, with an aggregate par value of One Hundred Seventy Million Dollars ($170,000,000);

     (b) classify Nine Hundred Million (900,000,000) shares of common stock, $.10 par value, with an aggregate par value of Ninety Million Dollars ($90,000,000) into four classes: Class A Common Stock, Class B Common Stock, Class B Common Stock and Class Y Common Stock, each class to consist of such shares as the Board of Directors of the Corporation determines for the following funds: Growth, Growth & Income, Equity, Equity Income, Capital Appreciation, Small Company Income, Small Company Growth, International Growth, Managed, Government Securities, Tax-Exempt, High-Yield Bond and Money Market Fund.

     (4) The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Chairman and attested by its Secretary on this 27th day of February, 2002.

WITNESS/ATTEST:                         THE ENTERPRISE GROUP OF FUNDS, INC.




/s/ Catherine R. McClellan              By: /s/ Victor Ugolyn
_________________________________           ___________________________________
Catherine R. McClellan                      Victor Ugolyn
Secretary                                   Chairman

          THE UNDERSIGNED, Chairman of The Enterprise Group of Funds, Inc., who executed on behalf of the Corporation the Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        THE ENTERPRISE GROUP OF FUNDS, INC.



                                        By: /s/ Victor Ugolyn
                                            _______________________________
                                        Name: Victor Ugolyn
                                        Title: Chairman

                                   APPENDIX A

                             ARTICLES OF AMENDMENT
                                       OF
                      THE ENTERPRISE GROUP OF FUNDS, INC.
                           DATED AS OF APRIL 22, 1997

                                                                Appendix A
State of Maryland                                           PARRIS N. GLENDENING
DEPARTMENT OF              [SEAL OF STATE OF MARYLAND]           Governor
ASSESSMENTS AND TAXATION                                      RONALD W. WINEHOLT
                                                                 Director
Charter Division                                              PAUL B. ANDERSON
                                                               Administrator
-------------------------------------------------------------------------------

                             ARTICLES OF AMENDMENT
                      (See instructions on previous page)

                                               4/22/97        1027a
                  -------------------------------------------
                                      (1)

(2) The Enterprise Group of Funds, Inc., a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows: The total number of shares of capital stock that the Corporation has authority to issue has been increased from 800,000,000 shares of common stock, $.10 par value, with an aggregate par value of $80,000,000 to 1,700,000,000 shares of common stock, $.10 par value with an aggregate par value of $170,000,000 to be designated by the Board of Directors for Class A, Class B, Class C and Class Y shares of the Growth, Growth & Income, Equity, Equity Income, Capital Appreciation, Small Company Income, Small Company Growth, International Growth, Managed, Government Securities, Tax-Exempt, High-Yield Bond and Money Market Portfolios.

This amendment of the charter of the corporation has been approved by

The Board of Directors in accordance with Section 2-105 (c) of the Maryland General Corporation Law.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ CATHERINE R. MCCLELLAN              /s/ VICTOR UGOLYN
---------------------------             -----------------------------------
        SECRETARY                                 PRESIDENT



              MAIL TO: STATE DEPARTMENT OF ASSESSMENTS & TAXATION
                       301 WEST PRESTON STREET, ROOM 809
                              BALTIMORE, MD 21201
                              PHONE: 410-767-1350